Exhibit 99.3
HMS Holdings Inc.
New Income Statement Presentation Format Reconciliation
as of December 31, 2008

	2008			2007			2006
	Previously		As	Previously		As	Previously		As
	Reported	Adj’s	Revised	Reported	Adj’s	Revised	Reported	Adj’s	Revised

Revenue	184,495	—	184,495	146,651	—	146,651	87,940	—	87,940

Operating Expenses:

Cost of Services

Compensation	73,783	(13,212)	60,571	57,137	(10,952)	46,185	38,547	(7,970)	30,577
Data Processing	12,039	(1,040)	10,999	10,026	(728)	9,298	6,812	(264)	6,548
Occupancy	11,010	(931)	10,079	9,411	(980)	8,431	6,322	(1,105)	5,217
Direct Project Cost	28,429	—	28,429	22,774	—	22,774	13,849	—	13,849
Other Operating Cost	17,790	(6,959)	10,831	14,380	(7,840)	6,540	8,165	(3,637)	4,528
Amort of Intangibles	4,714	—	4,714	4,642	—	4,642	6,420	—	6,420

Total Cost of Services	147,765	(22,142)	125,623	118,370	(20,500)	97,870	80,115	(12,976)	67,139

Selling General & Admin Expenses	—	22,142	22,142	—	20,500	20,500	—	12,976	12,976

Total Operating Expenses	147,765	—	147,765	118,370	—	118,370	80,115	—	80,115

Operating Income	36,730	—	36,730	28,281	—	28,281	7,825	—	7,825

SGA as a % to Rev			12.00%			13.98%			14.76%

Cost of Ser as a % to Rev			68.09%			66.74%			76.35%

SGA as a % to Total Exp’s			14.98%			17.32%			16.20%

Cost of Rev as a % to Total Exp’s			85.02%			82.68%			83.80%

Operating Inc as a % to Rev			19.91%			19.28%			8.90%
% of Revenue

	2008			2007			2006
	Previously		As	Previously		As	Previously		As
	Reported	Adj’s	Revised	Reported	Adj’s	Revised	Reported	Adj’s	Revised

Operating Expenses:

Compensation	40.0%	7.2%	32.8%	39.0%	7.5%	31.5%	43.8%	9.1%	34.8%
Data Processing	6.5%	0.6%	6.0%	6.8%	0.5%	6.3%	7.7%	0.3%	7.4%
Occupancy	6.0%	0.5%	5.5%	6.4%	0.7%	5.7%	7.2%	1.3%	5.9%
Direct Project Cost	15.4%	0.0%	15.4%	15.5%	0.0%	15.5%	15.7%	0.0%	15.7%
Other Operating Cost	9.6%	3.8%	5.9%	9.8%	5.3%	4.5%	9.3%	4.1%	5.1%
Amort of Intangibles	2.6%	0.0%	2.6%	3.2%	0.0%	3.2%	7.3%	0.0%	7.3%

Total Cost of Services	80.1%	12.0%	68.1%	80.7%	14.0%	66.7%	91.1%	14.8%	76.3%

Selling General & Admin Expenses	0.0%	-12.0%	12.0%	0.0%	-14.0%	14.0%	0.0%	-14.8%	14.8%

Total Operating Expenses	80.1%	0.0%	80.1%	80.7%	0.0%	80.7%	91.1%	0.0%	91.1%

Operating Income	19.9%	0.0%	19.9%	19.3%	0.0%	19.3%	8.9%	0.0%	8.9%

% of Total Expense

	2008			2007			2006
	Previously		As	Previously		As	Previously		As
	Reported	Adj’s	Revised	Reported	Adj’s	Revised	Reported	Adj’s	Revised

Operating Expenses:

Compensation	49.9%	8.9%	41.0%	48.3%	9.3%	39.0%	48.1%	9.9%	38.2%
Data Processing	8.1%	0.7%	7.4%	8.5%	0.6%	7.9%	8.5%	0.3%	8.2%
Occupancy	7.5%	0.6%	6.8%	8.0%	0.8%	7.1%	7.9%	1.4%	6.5%
Direct Project Cost	19.2%	0.0%	19.2%	19.2%	0.0%	19.2%	17.3%	0.0%	17.3%
Other Operating Cost	12.0%	4.7%	7.3%	12.1%	6.6%	5.5%	10.2%	4.5%	5.7%
Amort of Intangibles	3.2%	0.0%	3.2%	3.9%	0.0%	3.9%	8.0%	0.0%	8.0%

Total Cost of Services	100.0%	15.0%	85.0%	100.0%	17.3%	82.7%	100.0%	16.2%	83.8%

Selling General & Admin Expenses	0.0%	-15.0%	15.0%	0.0%	-17.3%	17.3%	0.0%	-16.2%	16.2%

Total Operating Expenses	100.0%	0.0%	100.0%	100.0%	0.0%	100.0%	100.0%	0.0%	100.0%

Operating Income	24.9%	0.0%	24.9%	23.9%	0.0%	23.9%	9.8%	0.0%	9.8%